EXHIBIT 99.2

FOOTNOTES:

Notes to Footnote 1

The following table sets forth (i) the number of shares of Common Stock issuable upon conversion of the shares of the issuers' preferred stock held directly by the reporting persons in the transaction reported on this Form 4 and (ii) the number of shares of Common Stock held directly by the reporting persons following the reported transaction. The reporting persons disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein.

                                               SHARES OF       SHARES OF COMMON
                                              COMMON STOCK     STOCK HELD BY THE
                                             ISSUABLE UPON     HOLDER FOLLOWING
                                              CONVERSION OF      THE REPORTED
HOLDER                                       PREFERRED STOCK     TRANSACTION

Atlas Venture Fund III, L.P.                    530,054             672,804

Atlas Venture Entrepreneurs' Fund III, L.P.      11,522              14,625

Atlas Venture Fund V, L.P.                    1,444,948           1,502,723

Atlas Venture Parallel Fund V-A, C.V.           358,970             373,324

Atlas Venture Entrepreneurs' Fund V, L.P.        24,049              25,011

Notes to Footnote 2

The following table sets forth the number of shares of Series B Convertible Preferred Stock held directly by the reporting persons and the number of shares of common stock issuable upon conversion of such shares. Reflects a 1-for-1.3676 reverse stock split, which became effective immediately prior to the time the registration statement filed in connection with the issuer's initial public offering became effective, pursuant to which each share of Series B Convertible Preferred Stock converted into approximately 0.73 shares of common stock upon the closing of the issuer's initial public offering. The reporting persons disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein.

                                                               Shares of
                                            Shares of          Common Stock
                                            Series B          Issuable Upon
                                           Convertible       Conversion of the
HOLDER                                    Preferred Stock   Series B Convertible
                                          held by Holder      Preferred Stock

Atlas Venture Fund III, L.P.                 164,268              120,112

Atlas Venture Entrepreneurs' Fund III, L.P.    3,572                2,611

Notes to Footnote 4

The following table sets forth the number of shares of Series C Convertible Preferred Stock held directly by the reporting persons and the number of shares of common stock issuable upon conversion of such shares. Reflects a 1-for-1.3676 reverse stock split, which became effective immediately prior to the time the registration statement filed in connection with the issuer's initial public offering became effective, pursuant to which each share of Series C Convertible Preferred Stock converted into approximately 0.73 shares of common stock upon the closing of the issuer's initial public offering. The reporting persons disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein.

                                                                Shares of
                                             Shares of         Common Stock
                                              Series C         Issuable Upon
                                             Convertible     Conversion of the
                                           Preferred Stock  Series C Convertible
HOLDER                                      held by Holder    Preferred Stock

Atlas Venture Fund III, L.P.                   104,920             76,717

Atlas Venture Entrepreneurs' Fund III, L.P.      2,281              1,667

Notes to Footnote 5

The following table sets forth the number of shares of Series D Convertible Preferred Stock held directly by the reporting persons and the number of shares of common stock issuable upon conversion of such shares. Reflects a 1-for-1.3676 reverse stock split, which became effective immediately prior to the time the registration statement filed in connection with the issuer's initial public offering became effective, pursuant to which each share of Series D Convertible Preferred Stock converted into approximately 0.73 shares of common stock upon the closing of the issuer's initial public offering. The reporting persons disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein.

                                                                Shares of
                                              Shares of        Common Stock
                                               Series D         Issuable Upon
                                             Convertible       Conversion of the
                                           Preferred Stock  Series D Convertible
HOLDER                                      held by Holder     Preferred Stock

Atlas Venture Fund III, L.P.                      72,536             53,038

Atlas Venture Entrepreneurs' Fund III, L.P.        1,577              1,153

Atlas Venture Fund V, L.P.                     1,133,073            828,502

Atlas Venture Entrepreneurs" Fund V, L.P.         18,860             13,790

Atlas Venture Parallel Fund V-A, C.V.            281,492            205,826

Notes to Footnote 6

The following table sets forth the number of shares of Series E Convertible Preferred Stock held directly by the reporting persons and the number of shares of common stock issuable upon conversion of such shares. Reflects a 1-for-1.3676 reverse stock split, which became effective immediately prior to the time the registration statement filed in connection with the issuer's initial public offering became effective, pursuant to which each share of Series E Convertible Preferred Stock converted into approximately 0.73 shares of common stock upon the closing of the issuer's initial public offering. The reporting persons disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein.

                                                                Shares of
                                             Shares of         Common Stock
                                             Series E          Issuable Upon
                                             Convertible     Conversion of the
                                           Preferred Stock  Series E Convertible
HOLDER                                      held by Holder    Preferred Stock

Atlas Venture Fund III, L.P.                   192,783              140,962

Atlas Venture Entrepreneurs' Fund III, L.P.      4,192                3,065

Atlas Venture Fund V, L.P.                     424,146              310,135

Atlas Venture Entrepreneurs" Fund V, L.P.        7,060                5,162

Atlas Venture Parallel Fund V-A, C.V.          105,372               77,048

Notes to Footnote 7

The following table sets forth the number of shares of Series F Convertible Preferred Stock held directly by the reporting persons and the number of shares of common stock issuable upon conversion of such shares. Reflects a 1-for-1.3676 reverse stock split, which became effective immediately prior to the time the registration statement filed in connection with the issuer's initial public offering became effective, pursuant to which each share of Series F Convertible Preferred Stock converted into approximately 0.89 shares of common stock upon the closing of the issuer's initial public offering. The reporting persons disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein.

                                                                 Number of
                                            Shares of         Shares of Common
                                             Series F       Stock Issuable Upon
                                            Convertible      Conversion of the
                                          Preferred Stock   Series F Convertible
HOLDER                                     held by Holder     Preferred Stock

Atlas Venture Fund III, L.P.                  118,490             105,614

Atlas Venture Entrepreneurs' Fund III, L.P.     2,576               2,296

Atlas Venture Fund V, L.P.                    260,692             232,363

Atlas Venture Entrepreneurs" Fund V, L.P.       4,339               3,867

Atlas Venture Parallel Fund V-A, C.V.          64,764              57,726

Notes to Footnote 8

The following table sets forth the number of shares of Series F-1 Convertible Preferred Stock held directly by the reporting persons and the number of shares of common stock issuable upon conversion of such shares. Reflects a 1-for-1.3676 reverse stock split, which became effective immediately prior to the time the registration statement filed in connection with the issuer's initial public offering became effective pursuant to which each share of Series F-1 Convertible Preferred Stock converted into approximately 0.89 shares of common stock upon the closing of the issuer's initial public offering. . The reporting persons disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein.

                                                                    Number
                                                             of Shares of Common
                                              Shares of         Stock Issuable
                                              Series F-1      Upon Conversion
                                              Convertible       of the Series
                                            Preferred Stock    F-1 Convertible
HOLDER                                      held by Holder     Preferred Stock

Atlas Venture Fund III, L.P.                    37,709               33,611

Atlas Venture Entrepreneurs' Fund III, L.P.        820                  730

Atlas Venture Fund V, L.P.                      82,964               73,948

Atlas Venture Entrepreneurs" Fund V, L.P.        1,381                1,230

Atlas Venture Parallel Fund V-A, C.V.           20,610               18,370